Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2007 First Quarter Results

•	Revenue of $294.3 million, operating income of $21.4 million, income from continuing operations of $13.4 million ($0.39 diluted earnings per share)

•	Raises 2007 revenue guidance to $1.27 - $1.31 billion and maintains diluted earnings per share guidance of $1.76 - $1.84

•	Contract awards of $300 million in the first quarter

•	Total backlog of $2.94 billion, up over 31% from the first quarter of 2006

•	SRS acquisition expected to close on or about May 7, 2007

•	New five-year $300 million revolving credit facility completed April 30, 2007

FAIRFAX, Virginia, May 1, 2007 – ManTech International Corporation (Nasdaq: MANT) today announced results for the first quarter of 2007. ManTech reported revenue of $294.3 million for the first quarter of 2007, up $19.0 million, or 6.9%, compared to $275.3 million for the same period in 2006. This represents 5.9% organic revenue growth for the first quarter based on pro forma revenue for the first quarter 2006, which reflects $2.7 million in revenue generated by GRS Solutions. The growth was primarily a result of the solid execution of the business strategy to focus on the high-end defense and intelligence markets in support of national security.

Operating income in the first quarter was $21.4 million (7.3% of revenue). Income from continuing operations in the first quarter was $13.4 million. Diluted earnings per share from continuing operations were $0.39 for the first quarter.

“In the first quarter of 2007, we continued to support our customer’s missions around the world to help secure our nation from continuing international terrorist threats,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “We believe we will continue to see strong demand for our services, and the acquisition of SRS will enhance our C4ISR and systems engineering capabilities across our national security customer base.”

SRS Acquisition

On April 9, 2007, ManTech announced the execution of an agreement to acquire SRS Technologies, Inc. for $195 million in cash. SRS is a provider of high-end, mission-critical, advanced technology systems engineering and Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) services and solutions. Their largest customers include the Department of Homeland Security, the U.S. Air

Force, the National Reconnaissance Office, the National Geospatial-Intelligence Agency, the Missile Defense Agency and the Defense Advanced Research Projects Agency.

Robert A. Coleman, President and COO, ManTech International Corporation said, “The SRS acquisition deepens our position as a leading player in the national security marketplace. This is the largest acquisition we have made since going public in 2002 and it continues our trend of purchasing excellent companies in the mission-critical, advanced-technology, DOD, Intelligence Community and homeland security arena. SRS provides us access to new markets in national defense agencies which we believe will continue to play a leading role in counter-terrorism and homeland security initiatives. Lastly, SRS’ customers will now have the ability to obtain support in over 40 countries around the world.”

Headquartered in Newport Beach, CA and founded in 1970, SRS is a privately-held company with specialized domain knowledge in the areas of space-based radar and communications; chemical, biological, conventional and nuclear weapons detection and defeat programs; imagery intelligence; and aeronautic, space and information systems development. More than 85 percent of its revenue is derived from the Department of Defense, Intelligence Community and the Department of Homeland Security. SRS is well positioned in its markets with over $750 million in backlog as of March 2, 2007.

On April 20, 2007, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for ManTech’s proposed acquisition of SRS Technologies. SRS will hold its shareholder meeting on May 7, 2007 to formally approve the transaction and ManTech anticipates that the acquisition will close on May 7, 2007.

Contract Awards & Backlog

ManTech had $300 million in contract awards for the quarter, including an $89 million seven-year contract with a classified customer to provide anti-terrorism support and a $79 million five-year contract to support the U.S. Army’s Global Property Management system.

As a result of the significant amount of contract awards received in 2006 and the first quarter of 2007, ManTech’s reported backlog as of March 31, 2007 was $2.94 billion, a 31.5% increase from $2.24 billion as of March 31, 2006. Funded backlog was $767 million, a 47.8% increase from $519 million as of March 31, 2006.

Key Performance Metrics

Revenue from the Department of Defense, the Intelligence Community and Homeland Security related customers accounted for 94.1% of revenue for the first quarter of 2007. ManTech’s time and materials contracts accounted for 66.1% of revenue, fixed-price contracts accounted for 10.4% of revenue and cost-plus contracts accounted for 23.5% of revenue. Additionally, Days Sales Outstanding of accounts receivable, or DSOs, were 74 days as of March 31, 2007, down from 86 days reported in the first quarter of 2006, due to improved collections processes implemented and executed throughout 2006.

Company Guidance

The Company’s initial second quarter and updated full year 2007 guidance is summarized in the table below. ManTech’s guidance does not include future acquisitions or divestitures.

Assuming a May 7 closing, ManTech expects SRS to deliver $120 million in revenue for the remainder of 2007 and will be neutral to earnings per share for the remainder of 2007. The

Company expects SRS to contribute $27 million in revenue for the remainder of the second quarter. This contribution is not included in the guidance presented below.

(Dollars in millions, except earnings per share amounts)

	2nd Quarter 2007	Full Year 2007
Revenue	$310 - $320	$1,270 - $1,310
Diluted Earnings Per Share from Continuing Operations	$0.43 - $0.45	$1.76 - $1.84
Weighted Average Shares Outstanding	34.5 million	34.6 million

The Company’s revenue guidance for the second quarter and full year 2007 reflects the continuation of strong business momentum in its core national security and defense business. The guidance range for the full year 2007 implies total revenue growth of 12% to 15% with organic revenue growth of 11% to 14%. The organic growth rate for the full year 2006 is derived by including GRS Solutions’ revenue of $8.4 million.

New Revolving Credit Facility

In conjunction with the acquisition of SRS, the Company completed a new five-year $300 million revolving credit facility on April 30, 2007 and expects to borrow approximately $170 million in connection with the completion of the SRS transaction. The facility has an accordion feature to accommodate an additional $100 million of borrowings, resulting in $400 million of total capacity. The credit facility is led by Bank of America. The new facility provides ample flexibility to fund ManTech’s growth both organically and through future acquisitions.

Conference Call

ManTech executive management will hold a conference call today at 6 p.m. EST, to discuss first quarter 2007 results and answer questions. Interested parties may access the call by dialing (800) 811-8830 (domestic) or (913) 981-4904 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 10 p.m. today and will remain available through midnight, May 15, 2007. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 5524860. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the Departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The Company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and over 40 countries worldwide. In 2005, Red Herring magazine selected ManTech as one of its Small Cap 100 Companies; and in 2006, Business 2.0 magazine named ManTech one of its 100 Fastest Growing Technology Companies. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse changes in our mix of contract types; adverse results of U.S. government audits of our government contracts; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; failure to identify, execute or effectively integrate future acquisitions; risks associated with complex U.S. government procurement laws and regulations; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors “ in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(unaudited)
	March 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,117	$41,510
Receivables—net	243,200	236,445
Prepaid expenses and other	13,254	13,581
Assets of operations held for sale	—	3,373

Total Current Assets	290,571	294,909

Property and equipment—net	14,705	13,881
Goodwill	238,522	238,322
Other intangibles—net	38,401	40,180
Employee supplemental savings plan assets	15,381	15,427
Other assets	10,466	10,533

TOTAL ASSETS	$608,046	$613,252

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$56,957	$72,125
Accrued salaries and related expenses	36,826	47,356
Deferred income taxes-current	31	140
Billings in excess of revenue earned	7,497	5,284
Liabilities of operations held for sale	—	1,815

Total Current Liabilities	101,311	126,720

Accrued retirement	16,393	16,750
Other long-term liabilities	3,931	3,302
Deferred income taxes—non-current	9,265	7,464

TOTAL LIABILITIES	130,900	154,236

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS' EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 19,734,353 and 19,020,181 shares issued at March 31, 2007 and December 31, 2006; 19,491,313 and 19,020,181 shares outstanding at March 31, 2007 and December 31, 2006, respectively	197	190
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 14,479,553 and 15,032,293 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	145	150
Additional paid-in capital	277,526	263,409
Treasury stock, at cost	(9,114)	—
Retained earnings	208,727	195,604
Accumulated other comprehensive loss	(118)	(120)
Unearned ESOP shares	(217)	(217)
Deferred compensation	—	640
Shares held in grantor trust	—	(640)

TOTAL STOCKHOLDERS' EQUITY	477,146	459,016

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$608,046	$613,252

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)
	Three months ended March 31,
	2007	2006
REVENUES	$294,285	$275,306
Cost of services	246,903	227,807
General and administrative expenses	26,019	24,766

OPERATING INCOME	21,363	22,733
Interest (income) expense, net	(327)	792
Other (income) expense, net	(12)	79

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	21,702	21,862
Provision for income taxes	(8,334)	(8,592)

INCOME FROM CONTINUING OPERATIONS	13,368	13,270
(Loss) from operations of discontinued component, net of taxes	(458)	(1,135)
Gain on sale of discontinued operation, net of taxes (sold to Chairman and CEO)	338	—

(Loss) from discontinued operations, net of taxes	(120)	(1,135)

NET INCOME	$13,248	$12,135

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.39	$0.40
(Loss) from discontinued operations, net of taxes	—	(0.03)

Class A basic earnings per share	$0.39	$0.37

Weighted average common shares outstanding	19,306	18,053

Class B common stock
Income from continuing operations	$0.39	$0.40
(Loss) from discontinued operations, net of taxes	—	(0.03)

Class B basic earnings per share	$0.39	$0.37

Weighted average common shares outstanding	14,570	15,065

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.39	$0.39
(Loss) from discontinued operations, net of taxes	—	(0.03)

Class A diluted earnings per share	$0.39	$0.36

Weighted average common shares outstanding	19,771	18,463

Class B common stock
Income from continuing operations	$0.39	$0.39
(Loss) from discontinued operations, net of taxes	—	(0.03)

Class B diluted earnings per share	$0.39	$0.36

Weighted average common shares outstanding	14,570	15,065

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Three months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,248	$12,135
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operation, net of tax	458	1,135
Gain on sale of discontinued operation, net of tax	(338)
Unrealized loss on warrants	35	—
Stock-based compensation	1,569	1,240
Tax benefits from exercise of stock options	79	395
Deferred income taxes	(2,161)	(558)
Depreciation and amortization	2,591	2,321
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	(6,755)	(24,676)
Prepaid expenses and other	4,180	(876)
Accounts payable and accrued expenses	(15,168)	2,486
Accrued salaries and related expenses	(10,530)	(4,662)
Billings in excess of revenue earned	2,213	264
Accrued retirement	(357)	865
Other	736	411

Net cash flow from operating activities of continuing operations	(10,200)	(9,520)
Net cash flow from discontinued operations	(1,562)	(1,967)

Net cash flow from operating activities	(11,762)	(11,487)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,224)	(1,433)
Investment in capitalized software for internal use	(764)	(370)

Net investing cash flow from continuing operations	(1,988)	(1,803)
Net investing cash flow from discontinued operations	3,000	—

Net cash flow from investing activities	1,012	(1,803)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,385	2,416
Excess tax benefits from the exercise of stock options	505	545
Excess tax benefit from distribution of shares held in grantor trust	8,581	—
Treasury stock acquired	(9,114)	—
Net increase in borrowing under lines of credit	—	9,500
Repayment of notes payable	—	(38)

Net cash flow from financing activities	3,357	12,423

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,393)	(867)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,510	5,678

CASH AND CASH EQUIVALENTS, END OF PERIOD	$34,117	$4,811